EXHIBIT 99.(b)

Florida Progress Corporation
Investor News

Analyst Contacts:
Mark A. Myers (813) 866-4245
Greg Beuris (813) 866-4442


[CORPORATE LOGO OMITTED]

Florida Power Corporation's Crystal River Nuclear Plant Update

ST. PETERSBURG, Florida, May 12, 1997 -- Last week Florida Power Corporation, a subsidiary of Florida Progress Corporation (NYSE:FPC), met with officials from the Nuclear Regulatory Commission (NRC) to discuss the status of the utility's restart plan for the Crystal River nuclear plant. The unit has been down to address certain design basis issues involving the unit's engineered safeguards system.

Under the restart plan, Florida Power expects to return the unit to service by the end of 1997. This restart schedule reflects commitments made by Florida Power regarding issues to be resolved prior to returning the unit to service. These commitments were confirmed by the NRC in their confirmatory action letter dated March 4, 1997. The following actions were identified by the NRC in their letter.

     o Resolve the eight design basis issues identified by Florida Power in its letter to the NRC dated October 28, 1996.

     o Conduct extent of condition reviews to assure that safety-related systems are in compliance with the licensing and design bases of the facility.

     o   Resolve any additional safety or licensing issues identified.

     o Meet with the NRC to discuss Florida Power's progress with its Management Corrective Action Plan (MCAP), Phase II.


Florida Power informed the NRC last week that modification work associated with the eight design basis issues was progressing along as planned. The restart date of year-end 1997 is based on completion of upgrades to the emergency feedwater system and emergency diesel generators. Field work and testing related to modifications is expected to be completed by November. The process of obtaining the necessary regulatory approvals for the modifications has, where possible, been initiated and expected to be completed prior to the year-end restart.

Florida Power also reviewed with the NRC its "System Readiness Review Program," which the company established to assess "extent of condition". This program is designed to provide reasonable assurance that safety related systems are in compliance with the licensing and design basis of the facility. Under this program, Florida Power will review 105 plant systems. Florida Power discussed with the NRC its graded approach in determining the type of review to be applied to each of the 105 systems. Level I reviews include eight of the plant's major safety systems. Level II reviews will be applied to 18 systems and Level III reviews will be performed on the remaining 79 systems.



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
Page 2
Florida Progress Corporation
Investor News -- Florida Power's
Crystal River Nuclear Plant

The discovery phase of the system readiness reviews began in February. NRC officials were told last week that the company has completed the discovery phase for Level I systems, seven Level II systems and five Level III systems. Thus far this effort has involved more than 8,000 system checks requiring over 10,000 hours of work. Completion of the discovery phase for the system readiness reviews is scheduled for July and is presently progressing as planned.

Florida Power also reviewed with NRC officials various performance measurements designed to show the progress of implementation of MCAP II. This plan was developed after assessments of several functional areas of the plant were done by Florida Power, the NRC and other nuclear industry professionals.

Some of the performance measurements discussed with the NRC showed an increase in the number of open issues which, in part, reflects the system readiness review work being performed on the plant's safety systems. Some of the discrepancies identified through these reviews may become restart issues. These discrepancies could involve corrective maintenance, engineering design work and plant modifications.

                     CRYSTAL RIVER NUCLEAR UNIT OUTAGE COSTS

Florida Power estimates O&M expenditures could range from $80 million to $100 million higher than its original target for 1997 nuclear O&M costs. Total O&M expenditures for the nuclear plant could range from $170 million to $190 million in 1997.

The company reported in January 1997 that nuclear O&M costs would be about $15 million higher in 1997 than 1996. This estimate was based primarily on the eight design basis modifications identified in October 1996. The O&M estimate associated with those modifications has not changed significantly. However, the additional work necessary to complete work associated with "extent of condition" and resolution of associated issues has resulted in O&M costs projected for 1997 to be substantially higher than previously reported. In addition, Florida Power has decided to perform, during the current outage, certain tests and maintenance work originally planned for the 1999 refueling outage. These expenditures are expected to be about $12 million.

Florida Power expects the additional capital expenditures for 1997 to range from $30 million to $45 million. Essentially all of the increase is attributable to plant modifications related to the eight design basis issues. These additional expenditures would result in total 1997 expenditures ranging from $40 million to $55 million.


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
Page 3
Florida Progress Corporation
Investor News -- Florida Power's
Crystal River Nuclear Plant



The financial impact of the nuclear outage is expected to be limited to 1997 since the additional expenditures are considered nonrecurring items. These outage costs will impact 1997 earnings. However, Florida Power's strong fundamentals remain unchanged and the company is expected to continue to provide solid earnings growth. Management continues to take a long-term view of dividend policy and makes its recommendation to the board of directors after considering the company's business plan, projected earnings growth and outlook for the electric utility industry.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this news release contains forward looking statements, including statements regarding the estimated O&M and capital costs associated with the nuclear outage, the impact of the outage on earnings and restart of the nuclear plant by the end of 1997. These statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that could have a direct impact on actual results include successful execution of the restart plan, actions of regulatory bodies, potential new plant modifications not foreseen at this time which extend the outage beyond 1997 and other factors described in the company's Securities and Exchange Commission filings.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $5.5 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations, rail services and life insurance.




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
                         Florida Power Corporation
            1997 Crystal River Nuclear Unit Outage Costs
                             ($ in millions)


                                                 O&M                Capital
                                             Low     High         Low     High

ORIGINAL 1997 TARGET                       $ 90.0   $ 90.0      $ 10.0   $ 10.0
                                           ----------------     ---------------

(8) Design Basis Issues
      Emergency Diesel Generator &
        Emergency Feedwater System            9.0      9.0        18.0     33.0
      Other                                   4.0      4.0        10.0     10.0


Extent of Condition
     System Readiness Review Program         16.0     26.0
     Plant Maintenance                       17.0     27.0
     Other                                   10.0     10.0

NRC Generic Issues                            8.0      8.0         2.0      2.0

1999 Refuel 11 items brought forward         12.0     12.0

NRC License & Fees                            4.0      4.0
                                           ---------------      ---------------
Additional 1997 Outage Costs                 80.0    100.0        30.0     45.0

                                           ---------------      ---------------
TOTAL                                      $170.0   $190.0      $ 40.0   $ 55.0
                                           ===============      ===============